GEOSPATIAL CORPORATION

NON-STATUTORY STOCK OPTION

OF

Mark Smith

This Non-Statutory Option (this “Option”) is granted to the person named above by Geospatial Corporation (the “Corporation”) as of this 10th day of May 2018, the date this Option was granted.  This Option provides you with the right to purchase the number of shares of Common Stock of the Corporation at the times and on the terms set forth below.  This Option does not qualify as an “Incentive Option” within the meaning of §422 of the Internal Revenue Code of 1986, as amended.

1.Number of Shares and Vesting.  The total number of shares of Common Stock subject to this Option is 28,000,000 shares.  Subject to the other terms of this Option, this Option shall be exercisable with respect to each installment shown below on or after the date of vesting applicable to such installment as follows:

Number of Shares	Milestones (Vesting)
7,000,000	If the Corporation achieves cumulative revenues in excess of $2,500,000 in the aggregate over 4 consecutive quarters
7,000,000	If the Corporation achieves cumulative revenues in excess of $5,000,000 in the aggregate over 4 consecutive quarters
7,000,000	If the Corporation achieves cumulative revenues in excess of $7,500,000 in the aggregate over 4 consecutive quarters
7,000,000	If the Corporation becomes listed on NASDAQ or NYSE AMERICAN

The cumulative revenues shall be as reported on the Corporation’s public filings with the Securities and Exchange Commission. For purposes of clarification, the amount of cumulative revenues can be achieved by the Corporation through an acquisition of a third party, whether structured as a stock or asset transaction.

2.Exercise Price.  The exercise price of this Option is Three Cents ($.03) per share, which is not less than the fair market value of the Common Stock on the date of grant of this Option.  The exercise price per share shall be paid upon exercise of all or any part of each vested installment which has become exercisable by you.

Notwithstanding anything contained herein to the contrary, in lieu of exercising this Option for cash, you may elect to receive shares equal to the value (as determined below) of this Option (or the portion thereof being cancelled) by surrender of this Option at the principal office of the Corporation together with your intention to exercise this Option on a cashless basis, in which event the Corporation shall issue to the holder a number of shares of Common Stock computed using the following formula:

X= Y (A-B)

         A

Where X=the number of shares of Common Stock to be issued;

Y=the number of shares of Common Stock purchasable under this Option or, if only a portion of the Option is being exercised, the portion of the Option being exercised (at the date of such calculation);

A= the average of the closing sale prices of the Common Stock for the five (5) trading days immediately prior to the exercise hereof; and

B=Exercise Price (as adjusted to the date of such calculation)

For purposes of Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), it is intended, understood and acknowledged that the Common Stock issued in a cashless exercise transaction shall be deemed to have been acquired by you, and the holding period for the Common Stock shall be deemed to have commenced, on the date this Option was originally issued to you.

3.Assurances Upon Exercise.  The Corporation may require you, as a condition of exercising this Option: (i) to give written assurances satisfactory to the Corporation as to your knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Corporation who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising this Option; and (ii) to give written assurances satisfactory to the Corporation stating that such person is acquiring the Common Stock subject to this Option for such person’s own account and not with any present intention of selling or otherwise distributing the stock.  The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if:  (i) the issuance of the shares of Common Stock upon the exercise of this Option has been registered under a then currently effective registration statement under the Securities Act; or (ii) as to any particular requirement, a determination is made by counsel for the Corporation that such requirement need not be met in the circumstances under the then applicable securities laws.  The Corporation shall place legends on stock certificates issued upon exercise of this Option as necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

4.Term.  The term of this Option commences on the date hereof and, unless sooner terminated, terminates three (3) years from the date it was granted. Each option granted herein shall terminate upon the 12-month anniversary from vesting. For purposes of example, if securities of the Corporation are listed on the NASDAQ on September 1, 2018, you have the option to purchase 7,000,000 shares of Common Stock from September 2, 2018 through and including August 31, 2019). Notwithstanding, this Option shall automatically terminate and have no further force and effect if you cease to perform services for the Corporation.

5.Notice of Exercise.  This Option may be exercised, to the extent specified above, by delivering written notice of exercise together with the exercise price to the Secretary of the Corporation, or to such other person as the Corporation may designate, during regular business hours, together with such additional documents as the Corporation may then require.  The notice must specify the number of shares to be purchased upon exercise and a date no more than 3 days after receipt of the notice by the Corporation on which the purchase is to be completed.

6.Transferability.  This Option is not transferable, except by will or by the laws of descent and distribution, and shall be exercisable only by you.  However, you may designate a third party who, in the event of your death, would be entitled to exercise this Option, by providing a written notice in a form satisfactory to the Secretary of the Corporation.

7.State Securities Laws.  Notwithstanding the other provisions of this Option, the Corporation may, in its reasonable discretion, determine that the registration or qualification of the shares of Common Stock covered by this Option is necessary or desirable as a condition of or in connection with the exercise of this Option.  If the Corporation makes such a determination, this Option may not be exercised in whole or in part unless and until such registration or qualification shall have been effected or obtained free of any conditions not acceptable to the Corporation, in its reasonable discretion.  The Corporation shall use good faith reasonable efforts to obtain or effect such registration or qualification, but is not required to obtain or effect such registration or qualification.

8.Optionee Acknowledgments.  By executing this Option, you acknowledge and agree as follows:

8.1You understand that upon exercise of this Option you will be subject to taxes as a result of such exercise.

8.2You and your transferees have no rights as a shareholder with respect to any shares of Common Stock covered by this Option until the date of the issuance of a stock certificate for such shares.

8.3The Corporation is not providing you with advice, warranties or representations regarding any of the legal or tax effects to you with respect to this grant.

8.4You acknowledge that you are familiar with the terms of the grant made to you under this Option, that you have been encouraged by the Corporation to discuss the grant with your own legal and tax advisers, and that you agree to be bound by the terms of the grant.

8.5You acknowledge that nothing contained in this Option shall confer any right with respect to the continuation of your employment by the Corporation or interfere in any way with the right of the Corporation, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the grantee from the rate in existence at the time of the grant of an option.

9.Withholding.  You acknowledge that federal and state income and payroll tax may apply upon exercise of this Option.  If the Corporation determines, in its sole discretion, that withholding is required, you agree that such withholding may be accomplished with respect to the cash compensation (if any) due to you from the Corporation.  If withholding pursuant to the foregoing sentence is insufficient (in the sole judgment of the Corporation) to satisfy the full withholding obligation, you agree that you will pay over to the Corporation the amount of cash or, if acceptable to the Corporation in its sole discretion, property with a value necessary to satisfy such remaining withholding obligation on the date this Option is exercised or at a time thereafter specified in writing by the Corporation.

10.Capital Restructuring. If the outstanding shares of the common stock of the Corporation are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities or other forms of property (including cash) or rights, as a result of one or more reorganizations, recapitalizations, spin-offs, stock splits, reverse stock splits, stock dividends or the like, appropriate adjustments shall be made in the number and/or kind of shares or securities or other forms of property (including cash) or rights for which Options may thereafter be granted hereunder. Any such adjustments shall be made without changing the aggregate exercise price applicable to the unexercised portions of outstanding Options. Any fractional shares resulting from such adjustment shall be eliminated by rounding to the nearest whole number. The determination by the Corporation as to what adjustment, amendments or arrangements shall be made pursuant to this Section and the extent thereof, shall be final and conclusive.

In the event of the proposed dissolution or liquidation of the Corporation, or in the event of a Change of Control, or any other transaction in which the outstanding shares then subject to this Option are changed into or exchanged for property (including cash), rights and/or securities other than, or in addition to, shares of the Corporation, you shall have the right to exercise such Option for the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such dissolution, liquidation, Change of Control or similar corporate event, by a holder of the number of Shares for which such Option might have been exercised immediately prior to such dissolution, liquidation, sale, consolidation or merger or similar corporate event.  Any agreement providing for a Change of Control shall provide, at the discretion of the Corporation, that the purchaser(s) of the Corporation’s assets or stock shall deliver to the grantee the same kind of consideration that is delivered to other stockholders of the Corporation as a result of such sale, conveyance or Change of Control.  Alternatively, the Corporation may cancel all outstanding options in exchange for consideration in cash or in kind which consideration in both cases shall be equal in value to the value the grantee would have received had the option been exercised (to the extent so exercisable) and no disposition of the shares acquired upon such exercise been made prior to such sale, conveyance or Change of Control, less the exercise price therefor.  Upon receipt of such consideration, the options shall terminate and be of no further force and effect.  The value of the stock or other securities the grantee would have received if the option had been exercised shall be determined in good faith by the Corporation.

A “Change of Control” shall be deemed to have occurred upon the consummation of (i) an acquisition of any voting securities of the Corporation by any entity or person, immediately after which such entity or person has beneficial ownership of thirty percent (30%) or more of the then outstanding shares or the combined voting power of the Corporation’s then outstanding voting securities; (ii) the individuals who, as of the effective date of this Option, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; (iii) a merger, consolidation or other business combination with or into another company; or (iv) the sale or other disposition of all or substantially all of the assets of the Corporation.

11.Entire Agreement.  This Option constitute the entire agreement between the parties pertaining to the subject matter contained herein and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties.  No supplement, modification, or amendment of this Option shall be binding unless executed in writing by all of the parties.  No waiver of any of the provisions of this Option shall be deemed or shall constitute a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.  No waiver shall be binding unless executed in writing by the party making the waiver.

13.Governing Law.  This Option shall be construed according to the laws of the State of Nevada and federal law, as applicable.

GEOSPATIAL CORPORATION By: /s/ Thomas R. Oxenreiter Its: CFO

The undersigned:

(a)Acknowledges receipt of the foregoing Option, agrees to its terms and understands that all rights and liabilities with respect to this Option are set forth in this Option; and

(b)Acknowledges that as of the date of grant of this Option, it sets forth the entire understanding between the undersigned and the Corporation and its affiliates regarding the acquisition of the Common Stock of the Corporation covered by this Option and supersedes all prior oral and written agreements on that subject.

OPTIONEE:

Name: /s/ Mark Smith

Mark Smith

Date:    May 10, 2018